As filed with the Securities and Exchange Commission on September 9, 2016

Registration No. 333-128278

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 1

to

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

YOUR COMMUNITY BANKSHARES, INC.

(Exact name of Registrant as specified in its charter)

Indiana	35-1938254
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

101 West Spring Street

New Albany, Indiana 47150

(812) 944-2224

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Community Bank Shares of Indiana, Inc. 2005 Stock Award Plan

(Full Title of the Plan)

Paul A. Chrisco

Chief Financial Officer

Your Community Bankshares, Inc.

101 West Spring Street

New Albany, Indiana 47150

(812) 944-2224

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐

EXPLANATORY NOTE AND DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) to Registration Statement on Form S-8, No. 333-128278 (the “Registration Statement”) of Your Community Bankshares, Inc. (the “Registrant”) is being filed to terminate the effectiveness of the Registration Statement and to deregister all unsold securities reserved for issuance and registered for sale under the Community Bank Shares of Indiana, Inc. 2005 Stock Award Plan (the “Plan”). The Registrant terminated the Plan effective September 9, 2016.  The Registrant is filing this Post-Effective Amendment in accordance with the undertaking in the Registration Statement to terminate the effectiveness of the Registration Statement and to remove from registration all securities that remain unsold at the termination of the offering through the Plan.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Albany, State of Indiana, on September 9, 2016.

YOUR COMMUNITY BANKSHARES, INC.

By:	/s/ Paul A. Chrisco
Paul A. Chrisco
Executive Vice President and Chief Financial Officer

Note: Pursuant to Rule 478 of the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment to the Registration Statement.

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